UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR l5(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 2, 2022

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-1969407

1-4393	PUGET SOUND ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-0374630

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule
12b-2
of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.
Effective May 5, 2022, the board of directors (the “Board”) of Puget Sound Energy, Inc. (“PSE”) appointed and elected Diana Birkett Rakow to the Board of PSE. Initially, Ms. Birkett Rakow will not be appointed to any committees of the Board of PSE.
Ms. Birkett Rakow currently serves as Senior Vice President for Public Affairs & Sustainability at Alaska Air Group, Inc., which position she has held since November 2021. She previously served as Vice President of External Relations at Alaska Airlines from September 2017 to February 2021. Ms. Birkett Rakow also currently serves as the current board chair for the Alaska Airlines Foundation, and serves on the boards of Philanthropy Northwest, the Bay Area Council, and the Pacific Science Center.
The compensation offered to Ms. Birkett-Rakow for her service as a director of PSE will be the same as that offered to all non-employee
independent board members of PSE, pursuant to the director compensation schedule filed as Exhibit 10.38 to the PSE’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2015.
On May 2, 2022, Adrian Rodriguez, Senior Vice President of Regulatory and Strategy informed PSE that he will be departing on or about May 20, 2022 to pursue another opportunity.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.
PUGET SOUND ENERGY, INC.

Dated: May 6, 2022	By:	/s/ Steve R. Secrist
	Name:	Steve R. Secrist
	Title:	Senior Vice President, General Counsel and Chief Ethics and Compliance Officer